UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                        _______________________________

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                                March 10, 1997



                          Newmont Mining Corporation


   Delaware                 1-1153                13-1806811
(State or other        (Commission File      (IRS Employer
jurisdiction of            Number)           Identification No.)
incorporation)

                    1700 Lincoln Street, Denver,  CO  80203
              (Address of principal executive offices) (Zip Code)



              Registrant's telephone number, including area code:

                                 (303) 863-7414
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Item 5.  Other Events.

     On March 10, 1997, Newmont Mining Corporation ("Newmont Mining") and Santa Fe Pacific Gold Corporation ("Santa Fe") issued a joint press release announcing that they had entered into a merger agreement under which, among other things, each Santa Fe common share will be exchanged for 0.43 of a share of Newmont Mining common stock, and Santa Fe will become a wholly-owned subsidiary of Newmont Mining. The proposed merger is subject to the approval of Newmont Mining and Santa Fe stockholders and other conditions. A copy of the text of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of the merger agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

     Item 7.  Financial Statements and Exhibits

     (a)  None.

     (b)  None.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of March 10, 1997, among Newmont Mining, Midtown Two Corp. and Santa Fe.

          99.1 Text of press release issued by Newmont Mining and Santa Fe on March 10, 1997.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NEWMONT MINING CORPORATION




Date: March 10, 1997          By:  /s/ Timothy J. Schmitt
                                   Timothy J. Schmitt
                                   Vice President, Secretary
                                   and Assistant General
                                   Counsel

                                 EXHIBIT INDEX

Exhibit 2.1 Agreement and Plan of Merger, dated as of March 10, 1997, among Newmont Mining, Midtown Two Corp. and Santa Fe.

Exhibit 99.1 Text of press release issued by Newmont Mining and Santa Fe on March 10, 1997.